UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2026

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32663	88-0318078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4830 North Loop 1604W, Suite 111
San Antonio, Texas, 78249
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (210) 547-8800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On February 9, 2026, Clear Channel Outdoor Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Madison Parent Inc., a Delaware corporation (“Parent”), and Madison Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which the Company is to be acquired by an investor consortium comprised of affiliates and/or certain investment funds advised by Mubadala Capital (“Mubadala Capital”), in partnership with TWG Global (“TWG” and, together with Mubadala Capital, the “Consortium”).

Merger

Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger” and, together, with the other transactions contemplated by the Merger Agreement, the “Transactions”), with the Company surviving as a wholly owned subsidiary of Parent.

Board Recommendation

The board of directors of the Company (the “Company Board”) has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth therein, (ii) approved the execution and delivery of the Merger Agreement and certain other ancillary agreements by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and conditions set forth therein, (iii) approved and declared advisable the Support Agreements (as defined below) and the transactions contemplated thereby, (iv) resolved to recommend that the Company’s stockholders adopt the Merger Agreement in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), and (v) directed that the adoption of the Merger Agreement be submitted to the Company’s stockholders for consideration by the Company’s stockholders at a meeting thereof.

Effect on Capital Stock

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) that is issued and outstanding as of immediately prior to the Effective Time (other than any shares of Company Common Stock held by the Company as treasury stock, owned by Parent or any of its subsidiaries (including Merger Sub), or any shares of Company Common Stock as to which appraisal rights have been properly exercised in accordance with the DGCL) will be automatically cancelled, extinguished and converted into the right to receive cash in an amount equal to $2.43, without interest thereon (the “Per Share Price”).

Representations and Warranties; Covenants

The Company, Parent and Merger Sub have each made customary representations, warranties and covenants in the Merger Agreement. Among other things, the Company has agreed, subject to certain exceptions, from the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement pursuant to Article VIII of the Merger Agreement and the Effective Time (i) to use reasonable best efforts to conduct its business in all material respects in the ordinary course of business, (ii) not to take certain actions prior to the Effective Time without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), and (iii) after the No-Shop Period Start Date (as defined below), not to solicit or engage in discussions or negotiations with respect to any alternative business combination transaction.

Treatment of Company Equity Awards

Company Options

At the Effective Time, each option to purchase shares of Company Common Stock (each such option, a “Company Option”) that is outstanding as of immediately prior to the Effective Time or vests in accordance with its terms as a result of the consummation of the Transactions, will automatically, without any action on the part of Parent, Merger

Sub, the Company or the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time and (ii) the excess, if any, of the Per Share Price over the exercise price per share of such Company Option. Accordingly, at the Effective Time, each Company Option that has an exercise price per share of Company Common Stock as of immediately prior to the Effective Time that is greater than or equal to the Per Share Price, shall, in each case, be automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, cancelled and forfeited for no consideration at the Effective Time.

Company RSUs

Each award of restricted stock units of the Company (a “Company RSU”) that is outstanding as of immediately prior to the Effective Time will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, immediately vest and be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the Per Share Price and (ii) the total number of shares of Company Common Stock subject to such Company RSU as of immediately prior to the Effective Time.

Company PSUs — Completed Performance

At the Effective Time, each Company PSU (as defined in the Merger Agreement) (including any portion thereof) for which the performance period has been completed at or prior to the Effective Time and that is outstanding and unvested as of immediately prior to the Effective Time will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, immediately vest and be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (A) the Per Share Price and (B) the total number of shares of Company Common Stock subject to such Company PSU as of immediately prior to the Effective Time (as determined assuming the payout factor applicable to such Company PSUs based on actual performance attained in accordance with the applicable award agreement governing such Company PSU (as determined by the compensation committee of the Company Board)).

Company PSUs — Uncompleted Performance

At the Effective Time, each Company PSU (including any portion thereof) for which the performance period has not been completed at or prior to the Effective Time and that is outstanding and unvested as of immediately prior to the Effective Time (except with respect to the Company Stock Price PSUs, as described below) will, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into the right to receive, an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (A) the Per Share Price and (B) the total number of shares of Company Common Stock subject to such Company PSU as of immediately prior to the Effective Time (as determined in accordance with the following sentence) (such amount, the “Unvested PSU Consideration”). The Unvested PSU Consideration will vest and become payable in accordance with the service-based vesting schedule applicable to such Company PSU immediately prior to the Effective Time, subject to double-trigger accelerated vesting on any termination without cause or resignation for good reason, as such terms are defined in the Company’s Executive Change in Control Severance Plan, following the Effective Time and prior to the regular vesting date. For purposes of the immediately preceding clause (B), the number of shares of Company Common Stock subject to each Company PSUs shall be determined in the manner set forth in the Merger Agreement, including in respect of the applicable payout factor. For the avoidance of doubt, any Unvested PSU Consideration will not be subject to any performance-based vesting requirements and will be subject solely to the service-based vesting requirements applicable to the applicable Company PSU as of immediately prior to the Effective Time.

Company PSUs — Company Stock Price PSUs

At the Effective Time, each Company Stock Price PSU (as defined in the Merger Agreement) that is outstanding as of immediately prior to the Effective Time shall automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into (i) the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (A) the Per Share Price and (B) one-third of the total number of shares of Company Common Stock subject to such Company Stock Price PSU as of immediately prior to the Effective Time and (ii) with respect to the remaining two-thirds of each such Company Stock Price PSU, be cancelled and converted into the right to receive, an amount in cash, without interest and subject to applicable withholding Taxes, equal to the product of (A) the Per Share Price and (B) two-thirds of the total number of shares of Company Common Stock subject to such Company Stock Price PSU as of immediately prior to the Effective Time (such amount, the “Unvested Company Stock Price PSU Consideration”), with such Unvested Company Stock Price PSU Consideration vesting and becoming payable on May 31, 2028, subject to continued employment through such date, and subject to double-trigger accelerated vesting on any termination without cause or resignation for good reason, as such terms are defined in the Company’s Executive Change in Control Severance Plan, following the Effective Time and prior to May 31, 2028. For the avoidance of doubt, any Unvested Company Stock Price PSU Consideration will not be subject to any performance-based vesting requirements and will be subject solely to the service-based vesting requirements applicable to the applicable Company Stock Price PSU through May 31, 2028.

Closing Conditions

The closing of the Merger is subject to the satisfaction of certain conditions, including (i) the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote at a special meeting of the Company’s stockholders (the “Requisite Stockholder Approval”), (ii) the expiration or termination of the waiting periods applicable to the Transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of certain other regulatory approvals including by the interagency Committee on Foreign Investments in the United States (or any member agency thereof acting in its capacity as such), in each case, without the imposition of a Burdensome Condition and (iii) other customary conditions for a transaction of this type, such as the absence of any legal restraint prohibiting the consummation of the Transactions, the accuracy of the Company’s representations and warranties contained in the Merger Agreement (except, generally, for any inaccuracies that have not had a Company Material Adverse Effect (as defined in the Merger Agreement)) and the absence of any Company Material Adverse Effect since the date of the Merger Agreement. The closing of the Merger will not occur prior to March 26, 2026, without the prior written consent of Parent.

Go Shop

The Merger Agreement contains a “go-shop” provision that authorizes the Company to solicit Acquisition Proposals (as defined in the Merger Agreement) and provide, subject to certain limitations, non-public information to, and engage in discussions or negotiations with, third parties regarding potential alternative transactions until 11:59 p.m. (Eastern time) on March 26, 2026 (the “No-Shop Period Start Date”). If the Company Board, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, deems any of the Acquisition Proposals received during such period to be a Superior Proposal (as defined in the Merger Agreement), then the Company may effect a Company Board Recommendation Change (as defined in the Merger Agreement) or terminate the Merger Agreement and enter into a definitive transaction agreement in respect of such Superior Proposal subject to complying with specified notice requirements to Parent the and other conditions set forth in the Merger Agreement, including, in the event the Merger Agreement is terminated, paying a termination fee to Parent in an amount equal to $19,900,000 (the “Go-Shop Termination Fee”).

No Solicitation

Following the expiration of the “go-shop” period, the Company is generally prohibited from, among other things, soliciting Acquisition Proposals, providing non-public information to (other than under certain circumstances), or engaging in discussions or negotiations with, third parties regarding Acquisition Proposals or other proposals, indications of interest or requests for information that would reasonably be expected to result in an Acquisition Proposal. The Company may, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, engage in discussions with, and provide information to third parties and their representatives that have made bona fide unsolicited written Acquisition Proposals or other proposals, indications of interest or requests for information that would reasonably be expected to result in an Acquisition Proposal, that constitute, or would reasonably be expected to lead to, a Superior Proposal.

Termination Rights

The Merger Agreement contains certain customary termination rights for the Company and Parent, including, (i) if the Merger is not consummated on or before November 9, 2026, subject to extension to February 9, 2027 if the requisite regulatory approvals are not previously obtained (as extended, if applicable, the “Termination Date”), (ii) if the Requisite Stockholder Approval is not obtained at a meeting of Company stockholders (or any adjournment or postponement thereof) at which a vote is taken on the Merger, (iii) if the other party breaches its representations, warranties or covenants in a manner that would cause the conditions to the closing of the Transactions to not be satisfied and fails to cure such breach within the applicable cure period, (iv) if any law, order or judgment prohibiting the Merger has become final and non-appealable, and (v) by mutual written agreement of Parent and the Company. In addition, (x) subject to compliance with certain terms of the Merger Agreement, the Merger Agreement may be terminated by the Company (prior to obtaining the Requisite Stockholder Approval) in order to enter into a definitive agreement providing for a Superior Proposal and, (y) subject to compliance with certain terms of the Merger Agreement, the Merger Agreement may be terminated by Parent (prior to obtaining the Requisite Stockholder Approval) if the Company Board changes its recommendation to the Company’s stockholders to vote to adopt the Merger Agreement.

Termination Fees

As noted above, if the Company terminates the Merger Agreement prior to the No-Shop Period Start Date in order to enter into a definitive transaction agreement in respect of a Superior Proposal (after complying with the specified notice requirements) the Company shall be required to pay the Go Shop Termination Fee to Parent simultaneous with the Company entering into such Agreement. If (i) the Merger Agreement is validly terminated after the No-Shop Period Start Date due to (x) the Effective Time not having occurred by the Termination Date, (y) a failure to obtain the Requisite Stockholder Approval at a meeting of Company’s stockholders, or (z) the Company breaching its representations, warranties or covenants in a manner that causes the conditions to the closing of the Transactions to not be satisfied, (ii) prior to such termination, a third party publicly announced or provided to the Company Board and did not withdraw a proposal for an alternative transaction for the Company at least five (5) business days prior to the time of the Company stockholder meeting or prior to the time of such breach, as applicable, and (iii) within 12 months following such termination, the Company enters into a definitive agreement providing for or consummates an alternative transaction, the Company will be required to pay Parent a termination fee equal to $39,800,000 (the “Company Termination Fee”). The Company is also required to pay the Company Termination Fee if, prior to receipt of the Requisite Stockholder Approval, (i) Parent terminates the Merger Agreement because the Company Board changes its recommendation regarding the Merger Agreement or (ii) after the No-Shop Period Start Date, the Company terminates the Merger Agreement to enter into a definitive agreement providing for a Superior Proposal.

Parent will be required to pay the Company a termination fee equal to $92,900,000 (the “Parent Termination Fee”) if (i) the Company terminates the Merger Agreement (x) due to Parent or Merger Sub breaching certain of its representations, warranties or covenants causing the conditions to the closing of the Transactions to not be satisfied, or (y) because Parent fails to consummate the Merger for three business days after all conditions to the Merger have been satisfied or waived (subject to customary exceptions) and the Company has irrevocably confirmed to Parent in writing that all conditions to the Merger have been satisfied or waived (subject to customary exceptions) and that the Company is ready, willing, able and prepared to consummate the Merger, or (ii) either the Company or Parent terminates the Merger Agreement because the Merger has not been consummated by the Termination Date and either (x) the Company would have been entitled to terminate the Merger Agreement due to Parent or Merger Sub breaching certain of its representations, warranties or covenants causing the conditions to the closing of the Transactions not to be satisfied or (y) because Parent failed to consummate the Merger for three business days after receiving irrevocable written confirmation from the Company that all conditions to the Merger had been satisfied or waived (subject to customary exceptions) and that the Company was ready, willing, able and prepared to consummate the Merger.

Description of Merger Agreement Not Complete

The foregoing description of the Merger Agreement and the Transactions contemplated thereby is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Merger Agreement and the above description have been included to provide information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company or Parent. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified and modified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of the Company or Parent. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement. Further, investors should not read the Merger Agreement in isolation, but rather in conjunction with the other information that the Company includes in reports, statements and other filings it makes with the U.S. Securities and Exchange Commission (the “SEC”).

Support Agreements

In connection with the execution of the Merger Agreement, on February 9, 2026, Parent entered into support agreements (the “Support Agreements”) with: (i) certain investment funds affiliated with Legion Partners, L.P., (ii) certain investment funds affiliated with Ares Management LLC, (iii) certain funds affiliated with Pacific Investment Management Company LLC and (iv) Arturo Moreno, in each case, pursuant to which the Company has certain third-party beneficiary rights. Under the Support Agreements, the stockholders party thereto have agreed to, among other things, vote or execute consents with respect to all of their shares of Company Common Stock in favor of the adoption of the Merger Agreement and approval of the Merger and against any Acquisition Proposal, subject to certain terms and conditions contained therein.

The foregoing description of the Support Agreements is qualified in its entirety by reference to the full texts of the Support Agreements, a form of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with entry into the Merger Agreement, the Company entered into letter agreements with each of the named executive officers set forth in the table below providing for the payment of retention bonuses (the “Retention Bonus Agreements”). Pursuant to the Retention Bonus Agreements, the retention bonus amounts set forth opposite each applicable named executive officer’s name in the table below (the “Retention Bonuses”) will vest and become payable immediately prior to the consummation of the Merger, subject to the applicable named executive officer’s continued employment through the consummation of the Merger. If the applicable named executive officer’s employment is terminated by the Company without Cause (as defined in the applicable Retention Bonus Agreements) or, for Messrs. Wells and Sailer and Ms. Feldman, due to a resignation with Good Reason or Good Cause (each, as defined in the applicable Retention Bonus Agreement) prior to the Effective Time, then such named executive officer’s Retention Bonus will vest and become payable upon such termination of employment.

Named Executive Officer	Retention Bonus Amount ($)
Scott R. Wells	$660,000
David J. Sailer	$412,500
Lynn A. Feldman	$412,500
Jason A. Dilger	$174,000

Under the Retention Bonus Agreements, the named executive officers are required to repay to the Company a prorated portion of the after-tax amount of the Retention Bonuses in the event they breach their existing restrictive covenant obligations to the Company or its affiliates.

The description of the Retention Bonuses provided herein is qualified in its entirety by the terms of the Retention Bonus Agreements, a form of which is filed herewith and attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 9, 2026, the Company issued a press release announcing its entry into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Financing Commitments

Parent and Merger Sub obtained equity and debt financing commitments for the Transactions, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate Merger consideration and all related fees and expenses of the Company, Parent and Merger Sub (including in connection with the debt financing described below).

Certain investment vehicles affiliated with, or advised by, the Consortium have committed, pursuant to the equity commitment letters, dated February 9, 2026 (the “Equity Commitment Letters”), to capitalize Parent, at or immediately prior to the closing of the Merger, with an aggregate equity contribution in an amount of up to $3.3 billion, on the terms and subject to the conditions set forth in the applicable Equity Commitment Letter. Additionally, certain of such investment vehicles have provided a limited guarantee in favor of the Company to guarantee, subject to certain limitations set forth in the applicable Equity Commitment Letters, the payment of the obligation of Parent to pay the Parent Termination Fee, certain reimbursement obligations of Parent and Merger Sub and the reasonable out-of-pocket fees, costs and expenses incurred by the Company in connection with any suit contemplated by, and solely to the extent reimbursable under, the Merger Agreement and the Equity Commitment Letters, in each case subject to certain limitations set forth in the limited guarantee.

Certain lenders party to the Debt Commitment Letter (as defined below) (the “Lenders”) have committed to provide debt financing (the “Debt Financing”) in connection with the Merger consisting of a 364-day senior secured bridge facility in an aggregate principal amount of up to $3.369 billion, on the terms and subject to the conditions set forth in a commitment letter, dated February 9, 2026 (the “Debt Commitment Letter”). The obligations of the Lenders to provide the Debt Financing under the Debt Commitment Letter are subject to a number of customary conditions, including the receipt of executed loan documentation, accuracy of certain representations and warranties, consummation of the Transactions and contribution of equity.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this Current Report on Form 8-K, including statements regarding the Merger, stockholder approvals (including the Requisite Stockholder Approval), any expected timetable for completing the Merger, the expected benefits of the Merger and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. The words “expect,” “anticipate,”

“estimate,” “believe,” “forecast,” “goal,” “intend,” “objective,” “plan,” “project,” “seek,” “strategy,” “target,” “will” and similar words and expressions are intended to identify such forward-looking statements. These forward-looking statements are based on the beliefs and assumptions of management at the time that these statements were prepared and are inherently uncertain. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond the Company’s control and are difficult to predict. These risks and uncertainties include, but are not limited to: uncertainties associated with the proposed Merger, including the failure to consummate the Merger in a timely manner or at all, could adversely affect the Company’s business, results of operations, financial condition, and the trading price of the Company’s common stock; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, including circumstances requiring the Company to pay a termination fee pursuant to the Merger Agreement; failure to satisfy the conditions precedent to consummate the Merger, including the adoption of the Merger Agreement by the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock and obtaining required regulatory approvals; the risk that restrictions on the operation of the Company’s business during the pendency of the Merger may impact the Company’s ability to pursue certain business opportunities or strategic transactions or undertake certain actions the Company might otherwise have taken; potential litigation relating to, or other unexpected costs resulting from, the Merger; the risk that any announcements relating to the Merger could have adverse effects on the market price of Company Common Stock, credit ratings or operating results; and the risk that the Merger and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel, to retain customers and to maintain relationships with business partners, suppliers and customers. The Company can give no assurance that the conditions to the Merger will be satisfied or that the Merger will close within any anticipated time period.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this Current Report on Form 8-K are described in the section entitled “Item 1A. Risk Factors” of the Company’s reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as well as other risks and forward-looking statements in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended on September 30, 2025, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended on June 30, 2025 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended on March 31, 2025 and in other reports and filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K or the date of any document referred to in this Current Report on Form 8-K. Except as required by applicable law, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

Additional Information and Where to Find It

This Current Report on Form 8-K is being made in respect of the proposed Merger and related transactions (collectively, the “proposed transaction”) involving the Company and the Consortium. In accordance with the Merger Agreement, a meeting of the stockholders of the Company will be announced as promptly as practicable to seek the Company’s stockholder approval in connection with the proposed transaction. The Company intends to file relevant materials with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction. The definitive proxy statement will be mailed to the Company’s stockholders. This Current Report on Form 8-K is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC.

BEFORE MAKING ANY DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT AS, IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at the Company’s stockholder meeting to approve the proposed Merger or other proposals in relation to the proposed Merger should be made only on the basis of the information contained in the Company’s proxy statement. You will be able to obtain a free copy of the proxy statement and other related documents (when available) filed by the Company with the SEC at the website maintained by the SEC at www.sec.gov or by accessing the Investor Relations section of the Company’s website at https://investor.clearchannel.com/.

Participants in the Solicitation

The Company and its directors and executive officers and certain of its employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding Clear Channel’s directors and executive officers is set forth under the captions “Composition of the Board of Directors,” “Proposal 1 — Election of Directors,” “Our NEOs,” “Compensation Discussion and Analysis,” “Compensation Committee Report,” “Executive Compensation Tables,” “Director Compensation” and “Security Ownership of Certain Beneficial Owners and Management” in the definitive proxy statement for the Company’s 2025 Annual Meeting of Stockholders, filed with the SEC on April 10, 2025 (the “Annual Meeting Proxy Statement”) and in the Company’s Current Reports on Form 8-K filed with the SEC July 23, 2025 and December 19, 2025. To the extent the holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in the Annual Meeting Proxy Statement, such changes have been or will be reflected on Forms 3, 4 and 5, filed with the SEC.

These documents may be obtained free of charge from the SEC’s website at www.sec.gov or by accessing the Investor Relations section of the Company’s website at https://investor.clearchannel.com/. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement that the Company expects to file in connection with the proposed transaction and other relevant materials the Company may file with the SEC.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of February 9, 2026, by and among Clear Channel Outdoor Holdings, Inc., Madison Parent Inc., and Madison Merger Sub Inc.

10.1	Form of Support Agreement, dated as of February 9, 2026, by and among Clear Channel Outdoor Holdings, Inc. and certain stockholders of Clear Channel Outdoor Holdings, Inc.

10.2	Form of Retention Bonus Letter by and among Clear Channel Outdoor Holdings, Inc. and named executive officers of Clear Channel Outdoor Holdings, Inc.

99.1	Press Release, dated February 9, 2026.

104	Cover Page Interactive Data File (formatted as inline XBRL)

*

Schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601 (a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: February 9, 2026	By:	/s/ David Sailer
David Sailer
Chief Financial Officer